                                                               EXHIBIT 9.(a)(10)



This announcement is neither an offer to purchase nor a solicitation of an offer to sell Shares. Each Offer is made solely by an Offer to Purchase and Proxy Statement and the related Letter of Transmittal and Proxy, and is being made to all Preferred Shareholders. New England Electric System is not aware of any jurisdiction where the making of each Offer or the tender of Shares is not in compliance with any applicable law. If New England Electric System becomes aware of any jurisdiction where the making of each Offer or the tender of Shares is not in compliance with applicable law, New England Electric System will make a good faith effort to comply with such law. If, after such good faith effort, New England Electric System cannot comply with such law, the applicable Offer will not be made to (nor will tenders be accepted from or on behalf of) the owners of Shares residing in such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require an Offer to be made by a licensed broker or dealer, the applicable Offer shall be deemed to be made on behalf of New England Electric System by Merrill Lynch & Co. or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

NEW ENGLAND ELECTRIC SYSTEM
NOTICE OF OFFER TO PURCHASE FOR CASH ANY AND ALL OUTSTANDING SHARES
OF THE FOLLOWING SERIES OF PREFERRED STOCK OF MASSACHUSETTS ELECTRIC COMPANY

75,000 SHARES, DIVIDEND SERIES PREFERRED STOCK, $100 PAR VALUE, 4.44% SERIES AT A PURCHASE PRICE OF $87.92 PER SHARE, CUSIP NUMBER 575634 20 9

75,000 SHARES, DIVIDEND SERIES PREFERRED STOCK, $100 PAR VALUE, 4.76% SERIES AT A PURCHASE PRICE OF $94.26 PER SHARE, CUSIP NUMBER 575634 30 8

200,000 SHARES, DIVIDEND SERIES PREFERRED STOCK, $100 PAR VALUE, 6.99% SERIES AT A PURCHASE PRICE OF $120.73 PER SHARE, CUSIP NUMBER 575634 70 4

600,000 SHARES, PREFERRED STOCK--CUMULATIVE, $ 25 PAR VALUE, 6.84% SERIES AT A PURCHASE PRICE OF $27.00 PER SHARE, CUSIP NUMBER 575634 80 3

        New England Electric System, a Massachusetts voluntary association
(NEES), invites the holders of each series of Preferred Stock listed above (each a Series of Preferred or a Series, and each holder thereof a Preferred Shareholder) of Massachusetts Electric Company, a Massachusetts corporation and direct utility subsidiary of NEES (Mass. Electric), to tender any and all of their shares of a Series of Preferred (the Shares) for purchase at the Purchase price per Share listed above, plus accrued dividends, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase and Proxy Statement (the Booklet) and in the accompanying Letter of Transmittal and Proxy (which together constitute the Offer). NEES will purchase all Shares validly tendered and not withdrawn, upon the terms and subject to the conditions of the Offer.


        THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., EASTERN STANDARD TIME, ON FRIDAY, DECEMBER 12, 1997 (THE EXPIRATION DATE), UNLESS THE OFFER IS EXTENDED.

THE OFFER FOR A SERIES OF PREFERRED IS NOT CONDITIONED UPON ANY MINIMUM NUMBER OF SHARES OF ANY SERIES BEING TENDERED AND EACH IS INDEPENDENT OF THE OFFER FOR ANY OTHER SERIES OF PREFERRED. THE OFFER, HOWEVER, IS CONDITIONED UPON, AMONG OTHER THINGS, THE APPROVAL AND ADOPTION OF THE PROPOSED AMENDMENT, AS DESCRIBED BELOW, AT THE SPECIAL MEETING OF SHAREHOLDERS. SEE TERMS OF THE OFFER-CERTAIN CONDITIONS OF THE OFFER AND TERMS OF THE OFFER IN THE BOOKLET.


        Concurrently with the Offer, the Board of Directors of Mass. Electric is soliciting proxies from the Preferred Shareholders for use at the Special

Meeting of Shareholders of Mass. Electric to be held at Mass. Electric's principal office, 25 Research Drive, Westborough, Massachusetts, on December 12, 1997 at 4:30 p.m., Eastern Standard Time, or any adjournment or postponement of such meeting (the Special Meeting). The Special Meeting is being held to consider an amendment (the Proposed Amendment) to Mass. Electric's By-Laws and Articles of Organization (the Provisions), which would remove from the Provisions a limitation on Mass. Electric's ability to issue unsecured debt without the prior approval of the Preferred Shareholders.

        The Board of Directors of Mass. Electric recommends voting FOR the Proposed Amendment.

        Preferred Shareholders who wish to tender their Shares must vote in favor of the Proposed Amendment. The Offer is further conditioned upon the approval and adoption of the Proposed Amendment at the Special Meeting. If the Proposed Amendment is approved and adopted by Mass. Electric's Preferred Shareholders, Mass. Electric will make a Special Cash Payment (as defined in the Booklet) in the amount of $1.00 per Share to each Dividend Series Preferred Shareholder and $0.25 per Share to each Preferred Stock-Cumulative Shareholder who voted in favor of the Proposed Amendment, but did not tender such Shares pursuant to the Offer. Those Preferred Shareholders who validly tender their Shares will be entitled only to the purchase price per Share listed above but not the Special Cash Payment.

        Preferred Shareholders who purchase or whose purchase settles or is registered after the close of business on November 10, 1997 (the Record Date) and who wish to tender in the Offer must arrange with their seller to receive a duly completed, valid and unrevoked proxy (which may be in the form of an irrevocable proxy as set forth in the Letter of Transmittal and Proxy) from the Preferred Shareholder on the Record Date of such Shares. In order to facilitate receipt of proxies, Shares shall, during the period which commences November 10, 1997 and which will end at the close of business on the Expiration Date, trade in the over-the-counter market with a proxy providing the transferee with the right to vote such acquired Shares in the proxy solicitation.

        Any Preferred Shareholder desiring to accept the Offer and tender any or all Shares should, on or prior to the Expiration Date, either (i) request such Preferred Shareholder's broker, dealer, commercial bank, trust company, or other nominee to effect the transaction for such Preferred Shareholder pursuant to the procedure for book-entry transfer set forth in the Booklet under Terms of the Offer-Procedure for Tendering Shares, or (ii) complete and sign the Letter of Transmittal and Proxy in accordance with the instructions in the Letter of Transmittal and Proxy, and mail or deliver it, the certificates for such Shares, and any other required documents to IBJ Schroder Bank & Trust Company (the Depositary). A Preferred Shareholder whose Shares are registered in the name of a broker, dealer, commercial bank, trust company, or other nominee must contact such broker, dealer, commercial bank, trust company, or other nominee if such Preferred Shareholder desires to tender such Shares. Any Preferred Shareholder who desires to tender Shares and whose certificates for such Shares are not immediately available, or who cannot comply in a timely manner with the procedure for book-entry transfer, should tender such Shares by following the procedures for guaranteed delivery set forth in the Booklet under Terms of the Offer-Procedure for Tendering Shares-Guaranteed Delivery Procedure.

        EACH SERIES OF PREFERRED HAS ITS OWN LETTER OF TRANSMITTAL AND PROXY,

AND ONLY THE APPLICABLE LETTER OF TRANSMITTAL AND PROXY FOR SUCH SERIES OF PREFERRED OR A NOTICE OF GUARANTEED DELIVERY MAY BE USED TO TENDER SHARES OF SUCH SERIES OF PREFERRED.

        NEITHER NEES, MASS. ELECTRIC, THEIR RESPECTIVE BOARDS OF DIRECTORS, ANY OF THEIR RESPECTIVE OFFICERS, NOR ANY OTHER PERSON AUTHORIZED BY THEM MAKES ANY RECOMMENDATION TO ANY PREFERRED SHAREHOLDER AS TO WHETHER TO TENDER ANY OR ALL SHARES. EACH PREFERRED SHAREHOLDER MUST MAKE SUCH PREFERRED SHAREHOLDER'S OWN DECISION AS TO WHETHER TO TENDER SHARES AND, IF SO, HOW MANY SHARES TO TENDER.

        Tenders of Shares made pursuant to the Offer may be withdrawn at any time on or prior to the Expiration Date. Thereafter, such tenders are irrevocable, except that they may be withdrawn after January 6, 1998, unless previously accepted for payment as provided in the Booklet.

        The Booklet is first being mailed to Preferred Shareholders on or about November 7, 1997.

        The information required to be disclosed by Rule 13e-4(d)(1) of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, is contained in the Booklet and is incorporated herein by reference.

        The Booklet and the accompanying Letter of Transmittal and Proxy contain important information which should be read before any decision is made with respect to the Offer.

NEW ENGLAND ELECTRIC SYSTEM NOTICE OF OFFER TO PURCHASE FOR CASH ANY AND ALL OUTSTANDING SHARES OF THE FOLLOWING SERIES OF PREFERRED STOCK OF NEW ENGLAND POWER COMPANY 100,000 SHARES, DIVIDEND SERIES PREFERRED STOCK, 4.56% SERIES AT A PURCHASE PRICE OF $90.30 PER SHARE

CUSIP NUMBER 644188 10 4

80,140 SHARES, DIVIDEND SERIES PREFERRED STOCK, 4.60% SERIES AT A PURCHASE PRICE OF $91.09 PER SHARE CUSIP NUMBER 644188 20 3

41,500 SHARES, DIVIDEND SERIES PREFERRED STOCK, 4.64% SERIES AT A PURCHASE PRICE OF $91.88 PER SHARE CUSIP NUMBER 644188 70 8

100,000 SHARES, DIVIDEND SERIES PREFERRED STOCK, 6.08% SERIES AT A PURCHASE PRICE OF $103.34 PER SHARE CUSIP NUMBER 644188 40 1

75,020 SHARES, 6% CUMULATIVE PREFERRED STOCK AT A PURCHASE PRICE OF $116.50 PER SHARE CUSIP NUMBER 644188 30 2

        New England Electric System, a Massachusetts voluntary association
(NEES), invites the holders of each series of Dividend Series Preferred Stock (Dividend Series Preferred) listed above and the 6% Cumulative Preferred Stock (the 6% Cumulative Preferred) (each such series or class a Series of Preferred or a Series, and each holder thereof a Preferred Shareholder) of New England Power Company, a Massachusetts corporation and direct utility subsidiary of NEES (the Power Company), to tender any and all of their shares of a Series of Preferred (the Shares) for purchase at the Purchase price per Share listed above, plus dividends, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase and Proxy Statement and Information Statement (the Booklet) and in the accompanying Letter of Transmittal for the 6% Cumulative Preferred and Letter of Transmittal and Proxy for the Dividend Series Preferred (collectively, the Letter of Transmittal and Proxy) (which together constitute the Offer). NEES will purchase all Shares validly tendered and not withdrawn, upon the terms and subject to the conditions of the Offer.

        THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., EASTERN STANDARD TIME, ON FRIDAY, DECEMBER 12, 1997 (THE EXPIRATION DATE), UNLESS THE OFFER IS EXTENDED.

THE OFFER FOR EACH SERIES OF DIVIDEND SERIES PREFERRED AND THE OFFER FOR THE 6% CUMULATIVE PREFERRED ARE NOT CONDITIONED UPON ANY MINIMUM NUMBER OF SHARES OF ANY SERIES BEING TENDERED AND EACH IS INDEPENDENT OF THE OFFER FOR ANY OTHER SERIES OF DIVIDEND SERIES PREFERRED OR THE 6% CUMULATIVE PREFERRED. THE OFFER, HOWEVER, IS CONDITIONED UPON, AMONG OTHER THINGS, THE APPROVAL AND ADOPTION OF THE PROPOSED AMENDMENT, AS DESCRIBED BELOW, AT THE SPECIAL MEETING OF SHAREHOLDERS. SEE TERMS OF THE OFFER-CERTAIN CONDITIONS OF THE OFFER IN THE BOOKLET.

        Concurrently with the Offer, the Board of Directors of the Power Company is soliciting proxies from the Dividend Series Preferred Shareholders for use at the Special Meeting of Shareholders of the Power Company to be held at the Power Company's principal office, 25 Research Drive, Westborough, Massachusetts, on December 12, 1997 at 4:30 p.m., Eastern Standard Time, or any adjournment or postponement of such meeting (the Special Meeting). The Board of Directors is not asking holders of the 6% Cumulative Preferred for a proxy, and they are requested not to send a proxy. They may, however, participate in the Offer. The Special Meeting is being held to consider an amendment (the Proposed Amendment) to the Power Company's By-Laws and

Articles of Organization (together, the Provisions) which would remove from the Provisions a limitation on the Power Company's ability to issue unsecured debt without the prior approval of the Preferred Shareholders.

        The Board of Directors of the Power Company recommends voting FOR the Proposed Amendment.

        Dividend Series Preferred Shareholders who wish to tender their shares must vote in favor of the Proposed Amendment. The Offer is further conditioned upon the approval and adoption of the Proposed Amendment at the Special Meeting. If the Proposed Amendment is approved and adopted by the Power Company's Shareholders, the Power Company will make a Special Cash Payment (as defined in the Booklet) in the amount of $1.00 per Share to each Dividend Series Preferred Shareholder who voted in favor of the Proposed Amendment but did not tender such Shares pursuant to the Offer. Those Dividend Series Preferred Shareholders who validly tender their Shares will be entitled only to the purchase price per Share listed above but not the Special Cash Payment.

        Dividend Series Preferred Shareholders who purchase or whose purchase settles or is registered after the close of business on November 10, 1997 (the Record Date) and who wish to tender in the Offer must arrange with their seller to receive a duly completed, valid and unrevoked proxy (which may be in the form of an irrevocable proxy as set forth in the Letter of Transmittal and Proxy) from the Preferred Shareholder on the Record Date of such Shares. In order to facilitate receipt of proxies, Shares shall, during the period which commences November 10, 1997 and which will end at the close of business on the Expiration Date, trade in the over-the-counter market with a proxy providing the transferee with the right to vote such acquired Shares in the proxy solicitation.

        Any Preferred Shareholder desiring to accept the Offer and tender any or all Shares should, on or prior to the Expiration Date, either (i) request such Preferred Shareholder's broker, dealer, commercial bank, trust company, or other nominee to effect the transaction for such Preferred Shareholder pursuant to the procedure for book-entry transfer set forth in the Booklet under Terms of the Offer-Procedure for Tendering Shares, or (ii) complete and sign the Letter of Transmittal and Proxy in accordance with the instructions in the Letter of Transmittal and Proxy, and mail or deliver it, the certificates for such Shares, and any other required documents to IBJ Schroder Bank & Trust Company (the Depositary). A Preferred Shareholder whose Shares are registered in the name of a broker, dealer, commercial bank, trust company, or other nominee must contact such broker, dealer, commercial bank, trust company, or other nominee if such Preferred Shareholder desires to tender such Shares. Any Preferred Shareholder who desires to tender Shares and whose certificates for such Shares are not immediately available, or who cannot comply in a timely manner with the procedure for book-entry transfer, should tender such Shares by following the procedures for guaranteed delivery set forth in the Booklet under Terms of the Offer-Procedure for Tendering Shares-Guaranteed Delivery Procedure.

        EACH SERIES OF PREFERRED HAS ITS OWN LETTER OF TRANSMITTAL AND PROXY, AND ONLY THE APPLICABLE LETTER OF TRANSMITTAL AND PROXY FOR SUCH SERIES OF PREFERRED OR A NOTICE OF GUARANTEED DELIVERY MAY BE USED TO TENDER SHARES OF SUCH SERIES OF PREFERRED.

        NEITHER NEES, THE POWER COMPANY, THEIR RESPECTIVE BOARDS OF DIRECTORS, ANY OF THEIR RESPECTIVE OFFICERS, NOR ANY OTHER PERSONS

AUTHORIZED BY THEM MAKES ANY RECOMMENDATION TO ANY PREFERRED SHAREHOLDER AS TO WHETHER TO TENDER ANY OR ALL SHARES. EACH PREFERRED SHAREHOLDER MUST MAKE SUCH PREFERRED SHAREHOLDER'S OWN DECISION AS TO WHETHER TO TENDER SHARES AND, IF SO, HOW MANY SHARES TO TENDER.

        Tenders of Shares made pursuant to the Offer may be withdrawn at any time on or prior to the Expiration Date. Thereafter, such tenders are irrevocable, except that they may be withdrawn after January 6, 1998, unless previously accepted for payment as provided in the Booklet.

        The Booklet is first being mailed to Preferred Shareholders on or about November 7, 1997.

        The information required to be disclosed by Rule 13e-4(d)(1) of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, is contained in the Booklet and is incorporated herein by reference.

        The Booklet and the accompanying Letter of Transmittal and Proxy contain important information which should be read before any decision is made with respect to the Offer.

NEW ENGLAND ELECTRIC SYSTEM NOTICE OF OFFER TO PURCHASE FOR CASH ANY AND ALL OUTSTANDING SHARES OF THE FOLLOWING SERIES OF PREFERRED STOCK OF NARRAGANSETT ELECTRIC COMPANY 180,000 SHARES, PREFERRED STOCK, 4.50% SERIES AT A PURCHASE PRICE OF $42.86 PER SHARE CUSIP NUMBER 631005 20 4

150,000 SHARES, PREFERRED STOCK, 4.64% SERIES AT A PURCHASE PRICE OF $45.94 PER SHARE CUSIP NUMBER 631005 30 3

400,000 SHARES, PREFERRED STOCK, 6.95% SERIES AT A PURCHASE PRICE OF $60.25 PER SHARE CUSIP NUMBER 631005 50 1

        New England Electric System, a Massachusetts voluntary association
(NEES), invites the holders of each series of Preferred Stock listed above

(each a Series of Preferred or a Series, and each holder thereof a Preferred Shareholder) of the Narragansett Electric Company, a Rhode Island corporation and direct utility subsidiary of NEES (Narragansett), to tender any and all of their shares of a Series of Preferred (the Shares) for purchase at the Purchase price per Share listed above, plus accrued dividends, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase and Proxy Statement (the Booklet) and in the accompanying Letter of Transmittal and Proxy (which together constitute the Offer). NEES will purchase all Shares validly tendered and not withdrawn, upon the terms and subject to the conditions of the Offer.

        THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., EASTERN STANDARD TIME, ON FRIDAY, DECEMBER 12, 1997 (THE EXPIRATION DATE), UNLESS THE OFFER IS EXTENDED.

THE OFFER FOR A SERIES OF PREFERRED IS NOT CONDITIONED UPON ANY MINIMUM NUMBER OF SHARES OF ANY SERIES BEING TENDERED AND EACH IS INDEPENDENT OF THE OFFER FOR ANY OTHER SERIES OF PREFERRED. THE OFFER, HOWEVER, IS CONDITIONED UPON, AMONG OTHER THINGS, THE APPROVAL AND ADOPTION OF THE PROPOSED AMENDMENT, AS DESCRIBED BELOW, AT THE SPECIAL MEETING OF SHAREHOLDERS. SEE TERMS OF THE OFFER-CERTAIN CONDITIONS OF THE OFFER AND TERMS OF THE OFFER IN THE BOOKLET.

        Concurrently with the Offer, the Board of Directors of Narragansett is soliciting proxies from the Preferred Shareholders for use at the Special Meeting of Shareholders of Narragansett to be held at Narragansett's principal office, 280 Melrose Street, Providence, Rhode Island, on

December 12, 1997 at 4:30 p.m., Eastern Standard Time, or any adjournment or postponement of such meeting (the Special Meeting). The Special Meeting is being held to consider an amendment (the Proposed Amendment) to Narragansett's Preferred Stock Provisions (the Provisions) which would remove from the Provisions a limitation on Narragansett's ability to issue unsecured debt without the prior approval of the Preferred Shareholders.

        The Board of Directors of Narragansett recommends voting FOR the Proposed Amendment.

        Preferred Shareholders who wish to tender their Shares pursuant to the Offer must vote in favor of the Proposed Amendment. The Offer is further conditioned upon the approval and adoption of the Proposed Amendment at the Special Meeting. If the Proposed Amendment is approved and adopted by Narragansett's Preferred Shareholders, Narragansett will make a Special Cash Payment (as defined in the Booklet) in the amount of $0.50 per Share to each Preferred Shareholder who voted in favor of the Proposed Amendment, but did not tender such Shares pursuant to the Offer. Those Shareholders who validly tender their Shares will be entitled only to the purchase price per Share listed above but not the Special Cash Payment.

        Preferred Shareholders who purchase or whose purchase settles or is registered after the close of business on November 10, 1997 (the Record Date) and who wish to tender in the Offer must arrange with their seller to receive a duly completed, valid and unrevoked proxy (which may be in the form of an irrevocable proxy as set forth in the Letter of Transmittal and Proxy) from the Preferred Shareholder on the Record Date of such Shares. In order to facilitate receipt of proxies, Shares shall, during the period which commences November 10, 1997 and which will end at the close of business on the Expiration Date, trade in the over-the-counter market with a proxy providing the transferee with the right to vote such acquired Shares in the proxy solicitation.

        Any Preferred Shareholder desiring to accept the Offer and tender any or all Shares should, on or prior to the Expiration Date, either (i) request such Preferred Shareholder's broker, dealer, commercial bank, trust company, or other nominee to effect the transaction for such Preferred Shareholder pursuant to the procedure for book-entry transfer set forth in the Booklet under Terms of the Offer_Procedure for Tendering Shares, or (ii) complete and sign the Letter of Transmittal and Proxy in accordance with the instructions in the Letter of Transmittal and Proxy, and mail or deliver it, the certificates for such Shares, and any other required documents to IBJ Schroder Bank & Trust Company (the Depositary). A Preferred Shareholder whose Shares are registered in the name of a broker, dealer, commercial bank, trust company, or other nominee must contact such broker, dealer, commercial bank, trust company, or other nominee if such Preferred Shareholder desires to tender such Shares. Any Preferred Shareholder who desires to tender Shares and whose certificates for such Shares are not immediately available, or who cannot comply in a timely manner with the procedure for book-entry transfer, should tender such Shares by following the procedures for guaranteed delivery set forth in the Booklet under Terms of the Offer-Procedure for Tendering Shares-Guaranteed Delivery Procedure.

        EACH SERIES OF PREFERRED HAS ITS OWN LETTER OF TRANSMITTAL AND PROXY, AND ONLY THE APPLICABLE LETTER OF TRANSMITTAL AND PROXY FOR SUCH SERIES OF PREFERRED OR A NOTICE OF GUARANTEED DELIVERY MAY BE USED TO TENDER SHARES OF SUCH SERIES OF PREFERRED.

        NEITHER NEES, NARRAGANSETT, THEIR RESPECTIVE BOARDS OF DIRECTORS, ANY OF THEIR RESPECTIVE OFFICERS, NOR ANY OTHER PERSON AUTHORIZED BY THEM MAKES ANY RECOMMENDATION TO ANY PREFERRED SHAREHOLDER AS TO WHETHER TO TENDER ANY OR ALL SHARES. EACH PREFERRED SHAREHOLDER MUST MAKE SUCH PREFERRED SHAREHOLDER'S OWN DECISION AS TO WHETHER TO TENDER SHARES AND, IF SO, HOW MANY SHARES TO TENDER.

        Tenders of Shares made pursuant to the Offer may be withdrawn at any time on or prior to the Expiration Date. Thereafter, such tenders are irrevocable, except that they may be withdrawn after January 6, 1998, unless previously accepted for payment as provided in the Booklet.

        The Booklet is first being mailed on or about November 7, 1997.

        The information required to be disclosed by Rule 13e-4(d)(1) of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, is contained in the Booklet and is incorporated herein by reference.

        The Booklet and the accompanying Letter of Transmittal and Proxy contain important information which should be read before any decision is made with respect to the Offer.

        Questions and requests for assistance may be directed to the Information Agent or the Dealer Manager as set forth below. Requests for copies of each Booklet and each related Letter of Transmittal and Proxy or other tender offer or proxy materials may be directed to the Information Agent and such copies will be furnished promptly at New England Electric System's expense. Preferred Shareholders may also contact their local broker, dealer, commercial bank or trust company for assistance concerning each Offer.

The Information Agent for the Offers is:

Georgeson & Company Inc.
Wall Street Plaza
New York, New York 10005

Banks and Brokers Call Collect: (212)440-9800
All Others Call Toll-Free:(800) 223-2064

The Dealer Manager for the Offers is:
MERRILL LYNCH & CO.
World Financial Center
250 Vesey Street
New York, New York 10281
(888) ML4-TNDR (toll-free)
(888) 654-8637 (toll-free)
Attn: Susan L. Weinberg
November 12, 1997